UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 1, 2014

SKKYNET CLOUD SYSTEMS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54747	45-3757848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2233 Argentia Road – Suite 306, Toronto, Ontario, Canada L5N 2X7
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code: (888) 628-2028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2014 (the “Effective Date”), Skkynet Cloud Systems, Inc. (the “Company”), a Nevada corporation, entered into a certain share transfer agreement (the “Share Transfer Agreement”) with Akira Iwata, Takako Nishikawa and Mitsuhaur Sekiguchi, together the shareholders (“Target Shareholders”) of Nic Corporation (the “Target Company” or “NiC”), a Japanese company. Under the terms of the Share Transfer Agreement, the Target Shareholders transferred all of their shares of the Target Company to the Company in exchange for $110,000 and 50,000 shares of the Company’s common stock (“Payment”). The Company delivered Payment to the Target Shareholders, who subsequently transferred all their shares to the Company on November 6, 2014. NiC is now a wholly-owned subsidiary of the Company.

The foregoing description of the Share Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company believes that NiC’s particular expertise in embedded hardware will further its cloud strategy, and will be particularly helpful in collaborating with its hardware partners and resellers in Japan.

NiC Corporation develops software that runs on a wide variety of embedded hardware devices allowing them to connect to Skkynet's Secure Cloud Service. NiC has been providing software and hardware development services to the embedded computing industry for the past twenty years. The NiC’s staff are skilled in a range of embedded operating systems such as UNIX, VX-Works, pSOS, OS-9, and iTRON. They implement CAD systems, web systems, drivers, and related applications on MC68K, PowerPC, DSP, SH, ARM and other devices. NiC also designs a wide range of hardware boards, logic chips, custom hardware, and networking systems.

NiC has provided software and hardware development services to the embedded computing industry for over twenty years. NiC software development includes expertise in operating systems such as UNIX, VX-Works, Linux, and iTRON, and in implementing CAD systems, web systems, drivers, and related applications on MC68K, PowerPC, DSP, SH, ARM and other devices. NiC also designs a wide range of hardware boards, logic chips, custom hardware, and networking systems.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 herein is hereby incorporated by reference into this Item 2.01.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

10.1	Share Transfer Agreement, by and between the Company and Nic Corporation, dated November 1, 2014

99.1	November 10, 2014 Press Release

2

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SKKYNET CLOUD SYSTEMS, INC.

Date: November 10, 2014	By:	/s/ Paul E. Thomas
Paul E. Thomas, President